Exhibit 10.11

Romeo Power, Inc.

2020 Long-Term Incentive Plan

NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD

Romeo Power, Inc. (“Company”) has awarded to you (“Participant”) performance-based restricted stock units (“PSUs”) covering the number of Shares set forth below (the “PSU Award”) under the Romeo Power, Inc. 2020 Long-Term Incentive Plan (the “Plan”). Your “Award Agreement” applicable to the PSUs consists of (a) this Notice of Performance-Based Stock Unit Award (this “Notice”), and (b) the attached Standard Terms and Conditions for Performance-Based Restricted Stock Units (PSUs) (the “PSU Terms and Conditions”), including the Performance Vesting Terms. Capitalized terms used but not defined in this Award Agreement will have the same meanings specified in the Plan.

Name of Participant:	___________________________________________
Grant Date:	___________________________________________
Grant ID:	___________________________________________
[Target/Maximum] Number of PSUs:	___________________________________________
Country at Grant:	United States
Vesting Commencement Date:	___________________________________________
Vesting Schedule:	As provided in Exhibit A to this Notice (the “Performance Vesting Terms”)

By accepting (whether electronically or otherwise) the PSU Award, you acknowledge and agree to the following:

1.

The PSU Award is governed by the terms and conditions of this Award Agreement and the Plan. In the event of a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan will prevail.

2.

You have received a copy of the Plan, this Award Agreement, the Plan prospectus, and the Romeo Power, Inc. Statement of Policy Concerning Trading in Company Securities (“Trading Policy”), and represent that you have read these documents and are familiar with their terms. You further agree to accept as binding, conclusive, and final all decisions and interpretations of the Committee regarding any questions relating to the PSU Award and the Plan.

3.

Vesting of the PSUs is subject to your Continuous Service as an Employee, Director, or Consultant (except as provided in the Performance Vesting Terms), which is for an unspecified duration and may be terminated at any time, with or without Cause, and nothing in this Award Agreement or the Plan changes the nature of that relationship.

4.

The Company is not providing any tax, legal, or financial advice, nor is the Company making any recommendations regarding participation in the Plan. You should consult with your own personal tax, legal, and financial advisors regarding participation in the Plan before taking any action related to the Plan.

5.

If you do not accept or decline this PSU Award within 90 days of the Grant Date or by such other date that may be communicated to you by the Company, the Company will accept this PSU Award on your behalf and you will be deemed to have accepted the terms and conditions of the PSUs set forth in the Plan and this Award Agreement and you must sign any future agreements related to this PSU Award as and when requested by the Company or this PSU Award will be forfeited without

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consideration. If you wish to decline this PSU Award, you should promptly notify the Company at its principal place of business, Attention: Stock Administration, or by electronic mail to Stock Administration. If you decline this PSU Award, the PSUs will be cancelled and no benefits from the PSUs nor any compensation or benefits in lieu of the PSUs will be provided to you.

IN WITNESS WHEREOF, the Company has caused this Notice to be executed by its duly authorized officer.

ROMEO POWER, INC.

Name
Title

[Participant/Spouse Signature page follows on the reverse side of this Notice]

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PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing PSU Award and agrees to the terms and conditions of the Award Agreement and the Plan. The undersigned hereby acknowledges receipt of the attached Standard Terms and Conditions and that a copy of the Plan is available on the Company’s internal SharePoint website.

PARTICIPANT

Signature

By his or her signature below, the spouse of Participant, if Participant is legally married as of the date of his or her execution of this Notice, acknowledges that he or she has read this Notice, the Standard Terms and Conditions and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Notice, the Standard Terms and Conditions and the Plan.

Name of Spouse	Signature of Spouse

OR

By his or her signature below, Participant represents that he or she is not legally married as of the date of execution of this Notice.

PARTICIPANT

Signature

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Exhibit A

Performance Vesting Terms

Romeo Power, Inc.

2020 Long-Term Incentive Plan

STANDARD TERMS AND CONDITIONS FOR

PERFORMANCE-BASED RESTRICTED STOCK UNITS (PSUs)

1.GRANT OF PERFORMANCE-BASED RESTRICTED STOCK UNITS

(a)A performance-based restricted stock unit (“PSU”) is a non-voting unit of measurement that is deemed solely for bookkeeping purposes to be equivalent to one outstanding Share. The PSUs are used solely as a device to determine the number of Shares to eventually be issued to Participant if such PSUs vest. The PSUs shall not be treated as property or as a trust fund of any kind.

2.SETTLEMENT

(a)The number of PSUs that Participant actually earns will be determined by the level of achievement of the performance goal(s) in accordance with Exhibit A to the Notice. On or as soon as administratively practical (and within thirty (30) days) following the applicable date(s) of vesting (each, a “Vesting Date”), and subject to the Participant remaining in Continuous Service through the applicable Vesting Date, the Company will deliver to Participant a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its discretion) equal to the number of PSUs subject to the PSU Award that vest on the applicable Vesting Date, subject to the satisfaction of any applicable withholding obligations for Tax-Related Items (defined below); provided, however, that if, at the time of proposed settlement, the Participant is restricted from transacting in Shares due to Company policy (including, without limitation, the Company’s Trading Policy), settlement shall be delayed until the Participant is no longer restricted from transacting in Shares or, if earlier, March 1 of the year following the year in which the underlying PSUs vested. No fractional PSUs or rights for fractional Shares shall be created pursuant to this Agreement.

(b)The Company reserves the right to issue to Participant the cash equivalent of Shares, in part or in full satisfaction of the delivery of Shares, upon vesting of the PSUs, and to the extent applicable, references in this Award Agreement to Shares issuable in connection with the PSUs will include the potential issuance of its cash equivalent pursuant to such right.

3.DIVIDEND AND VOTING RIGHTS

Unless and until such time as Shares are issued in settlement of vested PSUs, Participant will have no ownership of the Shares allocated to the PSUs, and will have no rights to vote such Shares and no rights to dividends nor any payment, payment-in-kind or any equivalent with regard to any cash or other dividends that are declared and paid on Shares.

4.NON-TRANSFERABILITY OF PSUs

The PSUs and any interest therein will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order, and any permitted transferee shall be bound by all of the terms and conditions of the Plan and this Award Agreement. The terms of the Plan and this Award Agreement will be binding upon the executors, administrators, heirs, successors, and assigns of Participant.

5.TERMINATION

Unless otherwise set forth in Exhibit A to the Notice, the following default provisions shall apply. The Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her PSU Award (including whether Participant may still be considered to be providing services while on a leave of absence).

(a)Cause. In the event that Participant’s Continuous Service is terminated for Cause, as of the date of such termination all PSUs shall cease to vest and any outstanding PSUs and vested PSUs that have yet to settle (pursuant to Section 2 of these PSU Terms and Conditions) shall immediately be forfeited to the Company, and all rights of Participant to such PSUs will immediately terminate without payment of consideration by the Company.

(b)Other. Unless the Committee determines otherwise, in the event that Participant’s Continuous Service terminates for any reason other than for Cause, as of the date of such termination all PSUs shall cease to vest and (except for any vested PSUs that have yet to settle, pursuant to Section 2 of these PSU Terms and Conditions) shall immediately be forfeited to the Company and all rights of Participant to such PSUs will immediately terminate without payment of consideration by the Company.

6.TAXES

(a)Responsibility for Taxes. By accepting this PSU Award, Participant acknowledges that, regardless of any action taken by the Company or, if different, any Affiliate that employs Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant, including any employer liability for which the Participant is liable (the “Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSU Award, including, but not limited to, the grant, vesting, or settlement of the PSU Award, the subsequent sale of Shares acquired pursuant to such settlement, and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSU Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, as applicable, Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means described in this Section. The Company may refuse to issue or deliver the Shares, or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

(b)Withholding. Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.

Withholding for Tax-Related Items will be made in accordance with Section 8 of the Plan and such rules and procedures as may be established by the Committee, and in compliance with the Trading Policy, if applicable. In the event the Company or the Employer withholds more than the Tax-Related Items using one of the methods described above, Participant may receive a refund of any over-withheld amount in cash but will have no entitlement to the Shares sold or withheld. If the withholding obligation is satisfied by withholding in Shares, for tax purposes, Participant will be deemed to have been issued the full number of vested Shares underlying the PSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items. No fractional Shares will be withheld or issued pursuant to the settlement of the PSUs and the Tax-Related Items thereunder.

7.CODE SECTION 409A

It is intended that the terms of the PSU Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code, and this Award Agreement shall be construed and interpreted consistent with that intent. Payments pursuant to this PSU Award are intended to constitute separate payments for purposes of Section 409A of the Code.

8.GOVERNING LAW AND VENUE

This Award Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Award Agreement, the parties hereby submit to the exclusive jurisdiction of the State of Delaware and agree that such litigation shall be conducted only in the courts of Delaware, or the federal courts for the United States for Delaware, and no other courts, where this grant is made and/or to be performed.

9.ENTIRE AGREEMENT; ENFORCEMENT OF RIGHTS

This Award Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions, agreements, commitments, or negotiations between the parties. Except as otherwise permitted by the Plan, no modification of, or amendment to, this Award Agreement, nor any waiver of any rights under this Award Agreement, will be effective unless in writing and signed by the parties to this Award Agreement (which may be electronic). The failure by either party to enforce any rights under this Award Agreement will not be construed as a waiver of any rights of such party.

10.SEVERABILITY

If one or more provisions of this Award Agreement are held to be unenforceable under Applicable Law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Award Agreement, (b) the balance of this Award Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this Award Agreement shall be enforceable in accordance with its terms.

11.CONSENT TO ELECTRONIC DELIVERY AND PARTICIPATION

By accepting this PSU Award, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, and consents to the electronic delivery of the Award Agreement, the Plan, account statements, Plan prospectuses, and all other documents, communications, or information related to the PSU Award and current or future participation in the Plan. Electronic delivery may include the delivery of a link to the Company’s internal SharePoint website or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or such other delivery determined at the Company’s discretion. Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service, or electronic mail to Stock Administration.

12.LANGUAGE

Participant acknowledges that Participant is proficient in the English language and, accordingly, understands the provisions of this Award Agreement and the Plan. If Participant has received this Award Agreement, or any other document related to the PSU Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

13.IMPOSITION OF OTHER REQUIREMENTS

The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the PSU Award, and on any cash payment delivered upon exercise of the PSU Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to accept any additional agreements or undertakings that may be necessary to accomplish the foregoing.

14.INSIDER TRADING/MARKET ABUSE LAWS

Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the United States, which may affect Participant’s ability to accept, acquire, sell, or otherwise dispose of Shares, rights to Shares (e.g., PSUs), or rights linked to the value of Shares under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Trading Policy. Neither the Company nor any of its Subsidiaries or Affiliates will be responsible for such restrictions or liable for the failure on Participant’s part to know and abide by such restrictions. Participant should consult with his or her own personal legal advisers to ensure compliance with local laws.

15.NO EMPLOYMENT RIGHT

Nothing in the Plan, in the Award Agreement or any other instrument executed pursuant to the Plan shall confer upon Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate Participant’s Continuous Service at any time for any reason.